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                                                                 Exhibit 23.1


                        Consent of Ernst & Young, LLP
                             Independent Auditors



We consent to the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986, 33-51121, 333-26361 and 333-32393) of Ball
Corporation of our report dated April 28, 1998, with respect to the combined financial statements of North American Can Operations (a component of Reynolds Metals Company) that are included in Ball Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 1998.

                                      /s/ Ernst & Young, LLP
                                      ---------------------------------

Richmond, Virginia
August 25, 1998